Exhibit 99.1
Cable One Reports Third Quarter 2024 Results
November 7, 2024 – PHOENIX – (BUSINESS WIRE) – Cable One, Inc. (NYSE: CABO) (the “Company” or “Cable One”) today reported financial and operating results for the quarter ended September 30, 2024.

	Three Months Ended September 30,
	2024	2023	$ Change	% Change
(dollars in thousands)		(As Restated)	(As Restated)	(As Restated)
Revenues	$393,555	$420,348	$(26,793)	(6.4)%
Net income	$44,215	$30,297	$13,918	45.9%
Net profit margin	11.2%	7.2%
Cash flows from operating activities	$176,209	$180,152	$(3,943)	(2.2)%
Adjusted EBITDA(1)	$213,591	$230,000	$(16,409)	(7.1)%
Adjusted EBITDA margin(1)	54.3%	54.7%
Capital expenditures	$76,970	$77,815	$(845)	(1.1)%
Adjusted EBITDA less capital expenditures(1)	$136,621	$152,185	$(15,564)	(10.2)%
“As anticipated, the average revenue per unit (“ARPU”) for our residential data services stabilized during the third quarter of 2024,” said Julie Laulis, Cable One President and CEO. “At the same time our customer base remained essentially unchanged, after excluding the impact of customer losses from the expiration of the Affordable Connectivity Program ("ACP") and customer gains from a small acquisition. While we are still in the early stages of our phased plan for sustained broadband growth, these are encouraging indicators that we are well positioned to navigate the evolving competitive landscape and deliver long-term value to our shareholders.”
Third Quarter 2024 Summary:
•Residential data primary service units ("PSUs") decreased by approximately 3,400 sequentially. During the third quarter, the Company lost approximately 5,300 residential data PSUs as a result of the expiration of the ACP and gained approximately 2,100 residential data PSUs from a small acquisition in July 2024.
•Net income was $44.2 million in the third quarter of 2024 compared to $30.3 million in the third quarter of 2023. Adjusted EBITDA was $213.6 million in the third quarter of 2024 compared to $230.0 million in the third quarter of 2023. Net profit margin was 11.2% and Adjusted EBITDA margin was 54.3%.
•Net cash provided by operating activities was $176.2 million in the third quarter of 2024 compared to $180.2 million in the third quarter of 2023. Adjusted EBITDA less capital expenditures was $136.6 million in the third quarter of 2024 compared to $152.2 million in the third quarter of 2023.
•Total revenues were $393.6 million in the third quarter of 2024 compared to $420.3 million in the third quarter of 2023.
•The Company paid $17.0 million in dividends during the third quarter of 2024.
•The Company repaid $50.0 million under its revolving credit facility (the "Revolver") during the third quarter of 2024.

(1)Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA less capital expenditures are defined in the section of this press release entitled “Use of Non-GAAP Financial Measures.” Adjusted EBITDA and Adjusted EBITDA less capital expenditures are reconciled to net income, Adjusted EBITDA margin is reconciled to net profit margin and Adjusted EBITDA less capital expenditures is also reconciled to net cash provided by operating activities. Refer to the “Reconciliations of Non-GAAP Measures” tables within this press release.

Third Quarter 2024 Financial Results Compared to Third Quarter 2023
Revenues were $393.6 million in the third quarter of 2024 compared to $420.3 million in the third quarter of 2023. Residential data revenues decreased $17.1 million, or 6.9%, year-over-year due primarily to a 7.1% decrease in average revenue per unit. Residential video revenues decreased $8.6 million, or 13.9%, year-over-year due primarily to a decrease in residential video subscribers, partially offset by a rate adjustment enacted earlier in 2024. Business data revenues increased $1.6 million, or 2.9%, year-over-year due primarily to an increase in business data subscribers.
Net income was $44.2 million in the third quarter of 2024 compared to $30.3 million in the prior year quarter. The year-over-year increase was due primarily to a $22.4 million reduction in the non-cash loss on fair value adjustment associated with the call and put options to acquire the remaining equity interests in Mega Broadband Investments Holdings LLC ("MBI"), a $7.6 million reduction in programming and franchise costs resulting from video customer losses and a $6.9 million non-cash gain on fair value adjustment associated with an equity investment, partially offset by lower revenues. Net profit margin was 11.2% in the third quarter of 2024 compared to 7.2% in the prior year quarter.
Adjusted EBITDA was $213.6 million and $230.0 million for the third quarter of 2024 and 2023, respectively. Adjusted EBITDA margin was 54.3% in the third quarter of 2024 compared to 54.7% in the prior year quarter.
Net cash provided by operating activities was $176.2 million in the third quarter of 2024 compared to $180.2 million in the third quarter of 2023. Capital expenditures for the third quarter of 2024 totaled $77.0 million compared to $77.8 million for the third quarter of 2023. Adjusted EBITDA less capital expenditures for the third quarter of 2024 was $136.6 million compared to $152.2 million in the prior year quarter.
Liquidity and Capital Resources
At September 30, 2024, the Company had $226.6 million of cash and cash equivalents on hand compared to $190.3 million at December 31, 2023. The Company’s debt balance was $3.52 billion and $3.68 billion at September 30, 2024 and December 31, 2023, respectively. The Company had $188.0 million of borrowings and $812.0 million available for borrowing under the Revolver as of September 30, 2024.
The Company paid $17.0 million in dividends to stockholders during the third quarter of 2024.
The Company repaid $50.0 million under the Revolver during the third quarter of 2024. In October 2024, the Company repaid an additional $50.0 million under the Revolver.
In October 2024, the Company entered into an amendment to its existing credit agreement to, among other things, increase the borrowing capacity of the Revolver by $250.0 million to $1.25 billion.

The Company's capital expenditures by category for the three months ended September 30, 2024 and 2023 were as follows (in thousands):

	Three Months Ended September 30,
	2024	2023
Customer premise equipment(1)	$18,390	$10,635
Commercial(2)	3,883	8,760
Scalable infrastructure(3)	8,053	4,711
Line extensions(4)	14,625	13,058
Upgrade/rebuild(5)	11,026	11,744
Support capital(6)	20,993	28,907
Total	$76,970	$77,815

(1)Customer premise equipment includes costs incurred at customer locations, including installation costs and customer premise equipment (e.g., modems and set-top boxes).
(2)Commercial includes costs related to securing business services customers and PSUs, including small and medium-sized businesses and enterprise customers.
(3)Scalable infrastructure includes costs not related to customer premise equipment to secure growth of new customers and PSUs or provide service enhancements (e.g., headend equipment).
(4)Line extensions include network costs associated with entering new service areas (e.g., fiber/coaxial cable, amplifiers, electronic equipment, make-ready and design engineering).
(5)Upgrade/rebuild includes costs to modify or replace existing fiber/coaxial cable networks, including betterments.
(6)Support capital includes costs associated with the replacement or enhancement of non-network assets due to technological and physical obsolescence (e.g., non-network equipment, land, buildings and vehicles) and capitalized internal labor costs not associated with customer installation activities.
Conference Call
Cable One will host a conference call with the financial community to discuss results for the third quarter of 2024 on Thursday, November 7, 2024, at 5 p.m. Eastern Time (ET).
The conference call will be available via an audio webcast on the Cable One Investor Relations website at ir.cableone.net or by dialing 1-888-800-3155 (International: 1-646-307-1696) and using the access code 1202376. Participants should register for the webcast or dial in for the conference call shortly before 5 p.m. ET.
A replay of the call will be available from November 7, 2024 until November 21, 2024 at ir.cableone.net.
Additional Information Available on Website
The information in this press release should be read in conjunction with the condensed consolidated financial statements and notes thereto contained in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2024, which will be posted on the “SEC Filings” section of the Cable One Investor Relations website at ir.cableone.net when it is filed with the Securities and Exchange Commission (the “SEC”). Investors and others interested in more information about Cable One should consult the Company’s website, which is regularly updated with financial and other important information about the Company.
Use of Non-GAAP Financial Measures
The Company uses certain measures that are not defined by generally accepted accounting principles in the United States (“GAAP”) to evaluate various aspects of its business. Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA are non-GAAP financial measures and should be considered in addition to, not as superior to, or as a substitute for, net income, net profit margin, net cash provided by operating activities or capital expenditures as a percentage of net income reported in accordance with GAAP. Adjusted EBITDA and Adjusted EBITDA less capital expenditures are reconciled to net income, Adjusted EBITDA margin is reconciled to net profit margin and capital expenditures as a percentage of Adjusted EBITDA is reconciled to capital expenditures as a percentage of net income. Adjusted EBITDA less capital expenditures is also reconciled to net cash provided by operating activities. These reconciliations are included in the “Reconciliations of Non-GAAP Measures” tables within this press release.
“Adjusted EBITDA” is defined as net income plus net interest expense, income tax provision, depreciation and amortization, equity-based compensation, severance and contract termination costs, acquisition-related costs, net (gain) loss on asset sales and disposals, system conversion costs, rebranding costs, government program exit costs, net equity method investment (income) loss, net other (income) expense and any special items, as provided in the “Reconciliations of Non-GAAP Measures” tables within this press release. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s business as well as other non-cash or special items and is unaffected by the Company’s capital structure or investment activities. This measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the Company’s cash cost of debt financing. These costs are evaluated through other financial measures.
“Adjusted EBITDA margin” is defined as Adjusted EBITDA divided by total revenues.
“Adjusted EBITDA less capital expenditures,” when used as a liquidity measure, is calculated as net cash provided by operating activities excluding the impact of capital expenditures, net interest expense, amortization of debt discount and issuance costs, income tax provision, changes in operating assets and liabilities, change in deferred income taxes and certain other items, as provided in the “Reconciliations of Non-GAAP Measures” tables within this press release.
“Capital expenditures as a percentage of Adjusted EBITDA” is defined as capital expenditures divided by Adjusted EBITDA.
The Company uses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA to assess its performance, and it also uses Adjusted EBITDA less capital expenditures as an indicator of its ability to fund operations and make additional investments with internally generated funds. In addition, Adjusted EBITDA generally correlates to the measure used in the leverage ratio calculations under the Company’s credit agreement and the indenture governing the Company’s non-convertible senior unsecured notes to determine compliance with the covenants contained in the credit agreement and the ability to take certain actions under the indenture governing the non-convertible senior unsecured notes. Adjusted EBITDA less capital expenditures is also a significant performance measure that has been used by the Company in its incentive compensation programs. Adjusted EBITDA does not take into account cash used for mandatory debt service requirements or other non-discretionary expenditures, and thus does not represent residual funds available for discretionary uses.
The Company believes that Adjusted EBITDA, Adjusted EBITDA margin and capital expenditures as a percentage of Adjusted EBITDA are useful to investors in evaluating the operating performance of the Company. The Company believes that Adjusted EBITDA less capital expenditures is useful to investors as it shows the Company’s performance while taking into account cash outflows for capital expenditures and is one of several indicators of the Company’s ability to service debt, make investments and/or return capital to its stockholders.
Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures, capital expenditures as a percentage of Adjusted EBITDA and similar measures with similar titles are common measures used by investors, analysts and peers to compare performance in the Company’s industry, although the Company’s measures of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA may not be directly comparable to similarly titled measures reported by other companies.
About Cable One
Cable One, Inc. (NYSE:CABO) is a leading broadband communications provider delivering exceptional service and enabling more than 1 million residential and business customers across 24 states to thrive and stay connected to what matters most. Through Sparklight® and the associated Cable One family of brands, we're not just shaping the future of connectivity–we're transforming it with a commitment to innovation, reliability and customer experience at our core.
Our robust infrastructure and cutting-edge technology don’t just keep our customers connected; they help drive progress in education, business and everyday life. We’re dedicated to bridging the digital divide, empowering our communities and fostering a more connected world. When our customers choose Cable One, they are choosing a team that is always working for them–one that believes in the relentless pursuit of reliability, because being a trusted neighbor isn’t just what we do–it’s who we are.
Contacts

Trish Niemann	Todd Koetje
Vice President, Communications Strategy	Chief Financial Officer
602-364-6372	investor_relations@cableone.biz
patricia.niemann@cableone.biz

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This communication and the related conference call may contain “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the Company’s industry, business, strategy, acquisitions and strategic investments, market expansion plans, announced organizational changes, dividend policy, capital allocation, financing strategy, the purchase price payable if the put option associated with the remaining equity interests in Mega Broadband Investments Holdings LLC ("MBI") is exercised (the “Put Price”) and the anticipated timeline to consummate such transaction, our ability and sources of capital to fund the Put Price, MBI’s future indebtedness, our plans and intentions with respect to our remediation efforts to address the material weakness in our internal control over financial reporting, and our financial results and financial condition. Forward-looking statements often include words such as “will,” “should,” “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. The Company’s actual results may vary materially from those expressed or implied in its forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by the Company or on its behalf. Important factors that could cause the Company’s actual results to differ materially from those in its forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors, which are discussed in the Company’s amended Annual Report on Form 10-K/A for the year ended December 31, 2023 filed with the SEC on October 2, 2024 (the "2023 Form 10-K/A"):
•rising levels of competition from historical and new entrants in the Company’s markets;
•recent and future changes in technology, and the Company's ability to develop, deploy and operate new technologies, service offerings and customer service platforms;
•the Company’s ability to continue to grow its residential data and business data revenues and customer base;
•increases in programming costs and retransmission fees;
•the Company’s ability to obtain hardware, software and operational support from vendors;
•risks that the Company may fail to realize the benefits anticipated as a result of the Company's purchase of the remaining interests in Hargray Acquisition Holdings, LLC that the Company did not already own;
•risks relating to existing or future acquisitions and strategic investments by the Company, including risks associated with the potential exercise of the put option associated with the remaining equity interests in MBI;
•risks that the implementation of the Company’s new enterprise resource planning and billing systems disrupt business operations;
•the integrity and security of the Company’s network and information systems;
•the impact of possible security breaches and other disruptions, including cyber-attacks;
•the Company’s failure to obtain necessary intellectual and proprietary rights to operate its business and the risk of intellectual property claims and litigation against the Company;
•risks related to the restatement of the Company's consolidated financial statements included in the 2023 Form 10-K/A and for other periods impacted by the restatement identified in the Current Report on Form 8-K filed with the SEC on September 24, 2024;
•the Company's ability to maintain effective internal control over financial reporting and disclosure controls and procedures, including the ability to remediate any existing material weakness in internal control over financial reporting and the timing of any such remediation, as well as the ability to reestablish effective disclosure controls and procedures;
•legislative or regulatory efforts to impose network neutrality and other new requirements on the Company’s data services;
•additional regulation of the Company’s video and voice services;
•the Company’s ability to renew cable system franchises;
•increases in pole attachment costs;
•changes in local governmental franchising authority and broadcast carriage regulations;
•changes in government subsidy programs;
•the potential adverse effect of the Company’s level of indebtedness on its business, financial condition or results of operations and cash flows;
•the restrictions the terms of the Company’s indebtedness place on its business and corporate actions;
•the possibility that interest rates will continue to rise, causing the Company’s obligations to service its variable rate indebtedness to increase significantly;
•risks associated with the Company’s convertible indebtedness;
•the Company’s ability to continue to pay dividends;
•provisions in the Company’s charter, by-laws and Delaware law that could discourage takeovers and limit the judicial forum for certain disputes;
•adverse economic conditions, labor shortages, supply chain disruptions, changes in rates of inflation and the level of move activity in the housing sector;
•pandemics, epidemics or disease outbreaks, such as the COVID-19 pandemic, have, and may in the future, disrupt the Company's business and operations, which could materially affect the Company's business, financial condition, results of operations and cash flows;
•lower demand for the Company's residential data and business data products;
•fluctuations in the Company’s stock price;
•dilution from equity awards, convertible indebtedness and potential future convertible debt and stock issuances;
•damage to the Company’s reputation or brand image;
•the Company’s ability to retain key employees (whom the Company refers to as associates);
•the Company’s ability to incur future indebtedness;
•provisions in the Company’s charter that could limit the liabilities for directors; and
•the other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including but not limited to those described under "Risk Factors" in its 2023 Form 10-K/A and in its subsequent filings with the SEC.
Any forward-looking statements made by the Company in this communication speak only as of the date on which they are made. The Company is under no obligation, and expressly disclaims any obligation, except as required by law, to update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.

CABLE ONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30,
	2024	2023(1)	Change	% Change
(dollars in thousands, except per share data)		(As Restated)	(As Restated)	(As Restated)
Revenues:
Residential data	$230,362	$247,420	$(17,058)	(6.9)%
Residential video	53,650	62,295	(8,645)	(13.9)%
Residential voice	7,765	9,080	(1,315)	(14.5)%
Business data	57,281	55,691	1,590	2.9%
Business other	17,942	19,884	(1,942)	(9.8)%
Other	26,555	25,978	577	2.2%
Total Revenues	393,555	420,348	(26,793)	(6.4)%
Costs and Expenses:
Operating (excluding depreciation and amortization)	104,603	109,682	(5,079)	(4.6)%
Selling, general and administrative	88,443	92,726	(4,283)	(4.6)%
Depreciation and amortization	85,165	82,918	2,247	2.7%
(Gain) loss on asset sales and disposals, net	5,045	2,492	2,553	102.4%
Total Costs and Expenses	283,256	287,818	(4,562)	(1.6)%
Income from operations	110,299	132,530	(22,231)	(16.8)%
Interest expense, net	(34,210)	(38,548)	4,338	(11.3)%
Other income (expense), net	5,252	(25,372)	30,624	(120.7)%
Income before income taxes and equity method investment income (loss), net	81,341	68,610	12,731	18.6%
Income tax provision	15,870	17,258	(1,388)	(8.0)%
Income before equity method investment income (loss), net	65,471	51,352	14,119	27.5%
Equity method investment income (loss), net	(21,256)	(21,055)	(201)	1.0%
Net income	$44,215	$30,297	$13,918	45.9%

Net Income per Common Share:
Basic	$7.86	$5.40	$2.46	45.6%
Diluted	$7.58	$5.29	$2.29	43.3%
Weighted Average Common Shares Outstanding:
Basic	5,622,512	5,611,278	11,234	0.2%
Diluted	6,037,624	6,026,285	11,339	0.2%

Unrealized gain (loss) on cash flow hedges and other, net of tax	$(31,159)	$18,569	$(49,728)	NM
Comprehensive income	$13,056	$48,866	$(35,810)	(73.3)%

NM = Not meaningful.
(1)Interest and investment income for the three months ended September 30, 2023 has been reclassified from Other income (expense), net, to Interest expense, net, to conform to the current year presentation.

CABLE ONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(dollars in thousands, except par values)	September 30, 2024	December 31, 2023
Assets
Current Assets:
Cash and cash equivalents	$226,641	$190,289
Accounts receivable, net	58,449	93,973
Prepaid and other current assets	49,980	58,116
Total Current Assets	335,070	342,378
Equity investments	1,000,011	1,038,024
Property, plant and equipment, net	1,790,759	1,791,120
Intangible assets, net	2,549,417	2,595,892
Goodwill	929,415	928,947
Other noncurrent assets	56,008	63,149
Total Assets	$6,660,680	$6,759,510

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued liabilities	$314,884	$156,645
Deferred revenue	25,959	27,169
Current portion of long-term debt	18,943	19,023
Total Current Liabilities	359,786	202,837
Long-term debt	3,468,818	3,626,928
Deferred income taxes	916,545	950,919
Other noncurrent liabilities	30,927	169,556
Total Liabilities	4,776,076	4,950,240

Stockholders' Equity:
Preferred stock ($0.01 par value; 4,000,000 shares authorized; none issued or outstanding)	—	—
Common stock ($0.01 par value; 40,000,000 shares authorized; 6,175,399 shares issued; and 5,619,077 and 5,616,987 shares outstanding as of September 30, 2024 and December 31, 2023, respectively)	62	62
Additional paid-in capital	630,506	607,574
Retained earnings	1,830,417	1,761,667
Accumulated other comprehensive income (loss)	23,167	36,745
Treasury stock, at cost (556,322 and 558,412 shares held as of September 30, 2024 and December 31, 2023, respectively)	(599,548)	(596,778)
Total Stockholders' Equity	1,884,604	1,809,270
Total Liabilities and Stockholders' Equity	$6,660,680	$6,759,510

CABLE ONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended September 30,
	2024	2023
(in thousands)		(As Restated)
Cash flows from operating activities:
Net income	$44,215	$30,297
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	85,165	82,918
Amortization of debt discount and issuance costs	2,214	2,213
Equity-based compensation	8,356	10,235
Change in deferred income taxes	(15,006)	(7,798)
(Gain) loss on asset sales and disposals, net	5,045	2,492
Equity method investment (income) loss, net	21,256	21,055
Fair value adjustments	(5,347)	25,421
Changes in operating assets and liabilities:
Accounts receivable, net	7,802	(11,720)
Prepaid and other current assets	7,897	12,096
Accounts payable and accrued liabilities	17,333	16,864
Deferred revenue	(346)	(953)
Other	(2,375)	(2,968)
Net cash provided by operating activities	176,209	180,152

Cash flows from investing activities:
Purchase of business	(4,326)	—
Cash paid for debt and equity investments	—	(816)
Capital expenditures	(76,970)	(77,815)
Change in accrued expenses related to capital expenditures	1,854	8,609
Proceeds from sales of property, plant and equipment	129	360
Proceeds from sales of equity investments	—	56,730
Net cash used in investing activities	(79,313)	(12,932)

Cash flows from financing activities:
Payments on long-term debt	(54,704)	(55,039)
Repurchases of common stock	—	(16,495)
Payment of withholding tax for equity awards	(38)	(89)
Dividends paid to stockholders	(17,031)	(16,699)
Net cash used in financing activities	(71,773)	(88,322)

Change in cash and cash equivalents	25,123	78,898
Cash and cash equivalents, beginning of period	201,518	160,734
Cash and cash equivalents, end of period	$226,641	$239,632

Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$32,726	$35,000
Cash paid for income taxes, net of refunds received	$23,103	$15,037

CABLE ONE, INC.
RECONCILIATIONS OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended September 30,
	2024	2023	$ Change	% Change
(dollars in thousands)		(As Restated)	(As Restated)	(As Restated)
Net income	$44,215	$30,297	$13,918	45.9%
Net profit margin	11.2%	7.2%

Plus: Interest expense, net	34,210	38,548	(4,338)	(11.3)%
Income tax provision	15,870	17,258	(1,388)	(8.0)%
Depreciation and amortization	85,165	82,918	2,247	2.7%
Equity-based compensation	8,356	10,235	(1,879)	(18.4)%
Severance and contract termination costs	845	1,217	(372)	(30.6)%
Acquisition-related costs	289	409	(120)	(29.3)%
(Gain) loss on asset sales and disposals, net	5,045	2,492	2,553	102.4%
System conversion costs	1,559	199	1,360	NM
Rebranding costs	1,127	—	1,127	NM
Government program exit costs	906	—	906	NM
Equity method investment (income) loss, net	21,256	21,055	201	1.0%
Other (income) expense, net	(5,252)	25,372	(30,624)	(120.7)%
Adjusted EBITDA	$213,591	$230,000	$(16,409)	(7.1)%
Adjusted EBITDA margin	54.3%	54.7%

Less: Capital expenditures	$76,970	$77,815	$(845)	(1.1)%
Capital expenditures as a percentage of net income	174.1%	256.8%
Capital expenditures as a percentage of Adjusted EBITDA	36.0%	33.8%

Adjusted EBITDA less capital expenditures	$136,621	$152,185	$(15,564)	(10.2)%

NM = Not meaningful.

CABLE ONE, INC.
RECONCILIATIONS OF NON-GAAP MEASURES (Continued)
(Unaudited)

	Three Months Ended September 30,
	2024	2023	$ Change	% Change
(dollars in thousands)		(As Restated)	(As Restated)	(As Restated)
Net cash provided by operating activities	$176,209	$180,152	$(3,943)	(2.2)%
Capital expenditures	(76,970)	(77,815)	845	(1.1)%
Interest expense, net	34,210	38,548	(4,338)	(11.3)%
Amortization of debt discount and issuance costs	(2,214)	(2,213)	(1)	—%
Income tax provision	15,870	17,258	(1,388)	(8.0)%
Changes in operating assets and liabilities	(30,311)	(13,319)	(16,992)	127.6%
Change in deferred income taxes	15,006	7,798	7,208	92.4%
Acquisition-related costs	289	409	(120)	(29.3)%
Severance and contract termination costs	845	1,217	(372)	(30.6)%
System conversion costs	1,559	199	1,360	NM
Rebranding costs	1,127	—	1,127	NM
Government program exit costs	906	—	906	NM
Fair value adjustments	5,347	(25,421)	30,768	(121.0)%
Other (income) expense, net	(5,252)	25,372	(30,624)	(120.7)%
Adjusted EBITDA less capital expenditures	$136,621	$152,185	$(15,564)	(10.2)%

NM = Not meaningful.

CABLE ONE, INC.
OPERATING STATISTICS
(Unaudited)

	As of September 30,
(in thousands, except percentages and ARPU data)	2024	2023	Change	% Change
Homes Passed	2,828.5	2,754.4	74.2	2.7%

Residential Customers	987.1	994.6	(7.5)	(0.8)%

Data PSUs(1)	959.8	958.8	0.9	0.1%
Video PSUs	112.1	140.5	(28.4)	(20.2)%
Voice PSUs	70.0	81.7	(11.7)	(14.3)%
Total residential PSUs	1,141.8	1,181.0	(39.1)	(3.3)%

Business Customers	102.7	102.7	—	—%

Data PSUs	99.7	98.6	1.1	1.1%
Video PSUs	6.7	8.4	(1.8)	(21.2)%
Voice PSUs	38.6	40.0	(1.4)	(3.4)%
Total business services PSUs	144.9	147.0	(2.1)	(1.4)%

Total Customers	1,089.8	1,097.3	(7.5)	(0.7)%
Total non-video	967.0	946.1	20.9	2.2%
Percent of total	88.7%	86.2%		2.5%

Data PSUs	1,059.4	1,057.4	2.0	0.2%
Video PSUs	118.7	148.9	(30.2)	(20.3)%
Voice PSUs	108.6	121.6	(13.1)	(10.7)%
Total PSUs	1,286.7	1,327.9	(41.2)	(3.1)%

Penetration
Data	37.5%	38.4%		(0.9)%
Video	4.2%	5.4%		(1.2)%
Voice	3.8%	4.4%		(0.6)%

Share of Third Quarter Revenues
Residential data	58.5%	58.9%		(0.3)%
Business services	19.1%	18.0%		1.1%
Total	77.6%	76.8%		0.8%

ARPU - Third Quarter
Residential data(2)	$79.61	$85.69	$(6.08)	(7.1)%
Residential video(2)	$154.62	$143.27	$11.35	7.9%
Residential voice(2)	$36.20	$36.34	$(0.14)	(0.4)%
Business services(3)	$244.02	$245.90	$(1.88)	(0.8)%

Note: All totals, percentages and year-over-year changes are calculated using exact numbers. Minor differences may exist due to rounding.
(1)Amount as of September 30, 2024 includes 2,100 residential data PSUs acquired in a small acquisition.
(2)ARPU values represent the applicable quarterly residential service revenues (excluding installation and activation fees) divided by the corresponding average of the number of PSUs at the beginning and end of each period, divided by three, except that for any PSUs added or subtracted as a result of an acquisition or divestiture occurring during the period, the associated ARPU values represent the applicable residential service revenues (excluding installation and activation fees) divided by the pro-rated average number of PSUs during such period.
(3)ARPU values represent quarterly business services revenues divided by the average of the number of business customer relationships at the beginning and end of each period, divided by three, except that for any business customer relationships added or subtracted as a result of an acquisition or divestiture occurring during the period, the associated ARPU values represent business services revenues divided by the pro-rated average number of business customer relationships during such period.